                      FOURTH AMENDMENT TO LOAN AGREEMENT
                      ----------------------------------


    THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 17th day of December, 1999 by and among LaSalle Bank National Association, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc. ("PDI"), a New York corporation, ETHEX Corporation, a Missouri corporation ("ETHEX") (K-V, PDI and ETHEX are collectively referred to as the "Original Borrowers"), and Ther-Rx Corporation, a Missouri corporation ("Ther-Rx") (K-V, PDI, ETHEX and Ther-Rx are collectively referred to as the "Borrowers").

                                 WITNESSETH:

    WHEREAS, Bank and the Original Borrowers entered into that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999 and that certain Third Amendment to Loan Agreement dated as of June 22, 1999 (collectively, The "Agreement"); and

    WHEREAS, the Bank and the Original Borrowers desire to amend the Agreement to extend the maturity date of the Revolving Credit Commitment and to add Ther-Rx as a Borrower under the Revolving Credit Commitment.

    NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

    1.   Incorporation of the Agreement.  All capitalized terms which are not
         ------------------------------
defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms
                                              -----------
and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

    2.   Amendment of the Agreement.  Borrowers and Bank hereby agree to
         --------------------------
amend the Agreement as follows:

         (a) the definitions of the terms "Revolving Credit Maturity Date" and "Revolving Note" appearing in Paragraph 1.1 are hereby
                                               -------------
             amended and restated as follows:

         "Revolving Credit Maturity Date" means October 15, 2002.

         "Revolving Note" means that certain Substitute Revolving Note dated
          --------------
         as of December 17, 1999 made payable by Borrowers in favor of Bank in the maximum principal amount of Forty Million Dollars ($40,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         (b) Ther-Rx is hereby made a party to the Agreement and agrees to be bound by the terms and conditions of the Agreement as of the date hereof, and Ther-Rx hereby assumes all obligations and is entitled to the rights and benefits of a Borrower under the Agreement. From and after the date hereof, any and all references to the Borrowers shall be deemed to include Ther-Rx, except for references to the Borrowers relating to their status prior to this Amendment and with respect to representations and warranties made as of or with respect to a specific prior date(s).

    3.   Delivery of Documents.  The following documents and other items shall
         ---------------------
be delivered concurrently with this Amendment:

         a.  Substitute Revolving Note;
         b.  Legal Opinion of Counsel to Borrowers;
         c. Insurance Certificate for Ther-Rx reflecting Bank as Lender's loss payee and additional insured;
         d.  Secretary's Certificate of Ther-Rx; and
         e. Such other documents, certificates and financing statements as Bank shall request.

    4.   Representations, Covenants and Warranties; No Default. The
         -----------------------------------------------------
representations, covenants and warranties set forth in Paragraph 8 of the
                                                       -----------
Agreement (other than as set forth on the schedules to such representations, warranties and covenants attached hereto as Exhibit 1 replacing the schedules
                                            ---------
delivered in connection with the Loan Agreement dated June 18, 1997) shall be deemed remade as of the date hereof by each Borrower (including Ther-Rx), except (that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

    5.   Fees and Expenses.  The Borrowers agree to pay on demand all costs
         -----------------
and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

    6.   Effectuation.  The amendments to the Agreement contemplated by this
         ------------
Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

    7.   Counterparts.  This Amendment may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    8.   Revised UCC Provisions.  It is the intention of the parties hereto
         ----------------------
that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 -- Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and
8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State, (i) all section references herein to, and all defined terms used herein defined in, Article 9 of the UCC as currently in effect shall be deemed to be to any corresponding Section or definition of Revised Article 9, and (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.



                          [ SIGNATURE PAGE FOLLOWS ]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment to Loan Agreement as of the date first above writtten.


LASALLE BANK NATIONAL ASSOCIATION      K-V PHARMACEUTICAL COMPANY


By:  /s/ Michael S. Barnett            By:  /s/ Gerald R. Mitchell
     -----------------------------          -----------------------------
Its:     Vice President                Its:     Vice President, Finance
     -----------------------------          -----------------------------


                                       PARTICLE DYNAMICS, INC.


                                       By:  /s/ Gerald R. Mitchell
                                            -----------------------------
                                       Its:     Vice President
                                            -----------------------------


                                       ETHEX CORPORATION


                                       By:  /s/ Gerald R. Mitchell
                                            -----------------------------
                                       Its:     Vice President
                                            -----------------------------

                                       THER-RX CORPORATION


                                       By:  /s/ Gerald R. Mitchell
                                            -----------------------------
                                       Its:     Vice President
                                            -----------------------------